UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 20, 2026

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue,
New York,	New York		10017
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.55% Non-Cumulative Preferred Stock, Series JJ	JPM PR K	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.625% Non-Cumulative Preferred Stock, Series LL	JPM PR L	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.20% Non-Cumulative Preferred Stock, Series MM	JPM PR M	The New York Stock Exchange
Guarantee of Callable Fixed Rate Notes due June 10, 2032 of JPMorgan Chase Financial Company LLC	JPM/32	The New York Stock Exchange
Guarantee of Alerian MLP Index ETNs due January 28, 2044 of JPMorgan Chase Financial Company LLC	AMJB	NYSE Arca, Inc.
Guarantee of Inverse VIX Short-Term Futures ETNs due March 22, 2045 of JPMorgan Chase Financial Company LLC	VYLD	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

JPMorgan Chase & Co. (the “Firm”) announced that the independent members of the Board of Directors (the “Board”) approved the annual compensation for 2025 for Mr. James Dimon, CEO, in the amount of $43,000,000 compared to last year’s annual compensation of $39,000,000. The annual compensation for 2025 reflects Mr. Dimon’s stewardship of the Firm, with strong performance across our market-leading businesses and financial results, as well as a fortress balance sheet, and continues to demonstrate strong pay-for-performance alignment.

Mr. Dimon’s total compensation includes an annual base salary of $1,500,000 and performance-based variable incentive compensation of $41,500,000. $5,000,000 of the variable incentive compensation will be delivered in cash and the remaining $36,500,000 will be delivered in the form of at-risk Performance Share Units ("PSUs"). PSUs tie 100% of Mr. Dimon’s annual equity-based compensation to ongoing performance metrics, representing 88% of his total variable incentive compensation. This significant weighting of pay mix to equity is designed to align with shareholders’ interests by encouraging continued focus on the long-term success of the Firm. The key features of the PSU program are consistent with last year, including the financial metric (return on tangible common equity1 - "ROTCE") with absolute and relative performance goals, payout levels, vesting and hold requirements, as well as clawback and recovery provisions.2

Under Mr. Dimon's stewardship in 2025, the Firm delivered strong results and maintained its fortress balance sheet principles. Results reflect execution on long-term strategic initiatives, years of investment, a favorable market backdrop, and selective deployment of excess capital. In 2025, the Firm reported record revenue for the eighth-consecutive year of $185.6 billion1 and net income of $57.0 billion, or $20.02 per share, with ROTCE of 20% representing sustained strong relative outperformance compared to peers. The Firm increased its quarterly common dividend from $1.25 to $1.50 per share.

The Firm ended 2025 with a common equity Tier 1 (“CET1”) ratio3 of 14.5%, CET1 capital3 of $288 billion and $1.5 trillion of cash and marketable securities4, providing it with meaningful capacity to support clients and further invest in its business and communities. During 2025, the Firm raised approximately $3.3 trillion of credit and capital5 for its consumer and institutional clients around the world, which include individuals, homeowners, small and large-sized businesses, schools, hospitals, cities, states, and countries. The Firm continued its investments in data, technology, and AI research and capabilities; people and products; and corporate responsibility, positioning the Firm for future success. Lastly, the Firm opened its new global headquarters building at 270 Park Avenue in New York, one of many investments to create collaborative work environments for employees, serve clients locally and globally, and contribute to local economies.

The Board evaluated Mr. Dimon’s holistic performance across financial and non-financial results, as well as the competitive environment, in determining his compensation. As part of their evaluation and determination, the Board considered Mr. Dimon’s continued development of top executives to lead for today and the future, his continued commitment to shareholders and his longstanding exemplary leadership of a premier financial services firm.

1     Revenue is on a managed basis. Managed revenue and ROTCE are non-GAAP financial measures. For further discussion, see notes (a) and (b) on page 6 of Exhibit 99.1 to the Firm’s Current Report on Form 8-K dated January 13, 2026, which has been filed with the U.S. Securities and Exchange Commission, containing the Firm's earnings press release for the quarter ended December 31, 2025.
2 Equity incentives are subject to the JPMorgan Chase Bonus Recoupment Policy which applies in the event of a material restatement of the Firm's financial results as well as the Recovery of Erroneously Awarded Incentive-Based Compensation Policy. In addition, all equity awards granted in 2026 contain recapture provisions that enable the Firm to cancel outstanding awards and/or recover the value of certain stock distributed under the award in specified circumstances. In addition to recapture provisions, portions of equity awards granted to the CEO are also subject to additional Protection-based Vesting provisions under which awards may be cancelled as determined by the Compensation & Management Development Committee of the Board of Directors and ratified by the Board of Directors.
3 Estimated. For further discussion, see note (3) on page 7 of Exhibit 99.1 to the Firm’s Current Report on Form 8-K dated January 13, 2026, which has been filed with the U.S. Securities and Exchange Commission, containing the Firm's earnings press release for the quarter ended December 31, 2025.
4 Estimated. For further discussion, see note (4) on page 7 of Exhibit 99.1 to the Firm’s Current Report on Form 8-K dated January 13, 2026, which has been filed with the U.S. Securities and Exchange Commission, containing the Firm's earnings press release for the quarter ended December 31, 2025.
5 For further discussion, see note (13) on page 7 of Exhibit 99.1 to the Firm’s Current Report on Form 8-K dated January 13, 2026, which has been filed with the U.S. Securities and Exchange Commission, containing the Firm's earnings press release for the quarter ended December 31, 2025.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Reid R. Broda
Reid R. Broda
Corporate Secretary

Dated:	January 22, 2026

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